Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-268225) on Form S-8 of our report dated April 30, 2024, with respect to the consolidated financial statements of TH International Limited.

/s/ KPMG Huazhen LLP

Shanghai, China

April 30, 2024